Exhibit 10.16

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

AND OTHER LOAN DOCUMENTS

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is made as of the 21st day of November, 2011, by and among LTN STAFFING, LLC, a Delaware limited liability company (“LTN Staffing”), BG STAFFING, LLC, a Delaware limited liability company (“BG Staffing”), BG PERSONNEL SERVICES, LP, a Texas limited partnership (“BG Personnel Services”), BG PERSONNEL, LP, a Texas limited partnership (“BG Personnel”), and B G STAFF SERVICES INC., a Texas corporation (“B G Staff Services”, and together with LTN Staffing, BG Staffing, BG Personnel Services and BG Personnel, collectively, “Borrowers” and each a “Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Lender”).

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of May 24, 2010, as amended from time to time (as amended, and as it may be further amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”);

WHEREAS, BG Staffing and Extrinsic, LLC, a Delaware limited liability company (“Seller”), have entered into that certain Asset Purchase Agreement dated as of November ___, 2011 (the “Extrinsic Purchase Agreement”), providing for the purchase by BG Staffing of certain of the assets of and the assumption by BG Staffing of certain liabilities of Seller, in accordance with the terms thereof (the “Extrinsic Purchase Transaction”); and

WHEREAS, Borrowers have requested that Lender consent to the Purchase Transaction and amend the Loan Agreement and the other Loan Documents in certain respects, and Lender is agreeable to such request, on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Definitions. Capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

2.           Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)          by amending and restating each of the following definitions in Section 1.1 as follows:

“Debt Service” shall mean, for any period, the sum of (i) Cash Interest Expense for such period and the principal portion of Borrowers’ Total Debt payable during such period (excluding payments required to be made pursuant to Section 2.2(d) hereof), determined in accordance with GAAP, plus (ii) the aggregate amount of Earn Out Payments paid in cash by any Borrower for such period.

“Default Rate” shall mean a per annum rate of interest equal to the LIBOR Rate plus eight and one-half percent (8.5%) per annum.

“EBITDA” shall mean for any period, the consolidated net income of Borrowers, determined in accordance with GAAP consistently applied, plus (i) Interest Expense for such period, plus (ii) federal and state income taxes of Borrowers for such period, plus (iii) all depreciation and amortization of capitalized costs for such period, plus (iv) actual closing costs in an amount not to exceed $500,000 incurred by Borrowers in connection with closing the Extrinsic Purchase Transaction, provided that such closing costs are verified by Lender and consented to by Lender in its sole discretion.

“Earn Out Payments” shall mean, collectively, (i) those payments made or required to be made by LTN Staffing and BG Staffing pursuant to Section 1.8 of the Purchase Agreement; provided, however, the maximum amount of Earn Out Payments made shall not exceed $250,000.00 for each of the first two (2) full consecutive twelve (12) month periods commencing after May 24, 2010, and $500,000.00 in the aggregate, (ii) those payments made or required to be made by LTN Staffing pursuant to Section 1.6 of the JNA Purchase Agreement, and (iii) those payments made or required to be made by BG Staffing pursuant to Section 1.6 of the Extrinsic Purchase Agreement.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) Borrowers’ EBITDA for such period plus (i) all Earn Out Payments made by any Borrower for such period to the extent treated as an expense, plus (ii) all management fees due to Taglich Brothers, Inc. and its affiliates which Borrowers have accrued but not paid, plus (iii) all other non-cash items, less (iv) all distributions made to the members, shareholders or partners of any Borrower (other than distributions to other Borrowers), less (v) federal and state income taxes paid by Borrowers for such period, less (vi) capital expenditures (other than capital expenditures financed with the proceeds of purchase money indebtedness or capital leases to the extent permitted under this Agreement), minus (b) the sum, without duplication, of (i) scheduled repayments of principal of the Term Loan made during such period, plus (ii) voluntary prepayments of the Term Loan made during such period, plus (iii) all income taxes paid in cash by Borrowers during such period, plus (iv) Cash Interest Expense of Borrowers during such period, plus (v) Earn Out Payments to the extent capitalized.

“Revolving Interest Rate” shall mean the LIBOR Rate plus the Applicable Margin.

“Revolving Loan Maturity Date” shall mean November 21, 2014, unless extended by Lender pursuant to any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

“Senior Funded Indebtedness” shall mean all Debt of the Borrowers other than Subordinated Debt.

“Term Loan Commitment” shall mean Six Million and No/100 Dollars ($6,000,000.00).

“Term Loan Maturity Date” shall mean November 21, 2014, unless extended by Lender pursuant to any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Term Note.

(b)          by inserting the following definitions to Section 1.1 in their respective proper alphabetical order:

“Applicable Margin” shall mean the rate per annum added to the LIBOR Rate to determine the Revolving Interest Rate as determined by the Senior Funded Indebtedness to EBITDA Ratio of Borrowers for the prior fiscal quarter, effective as of any Interest Rate Change Date, as set forth below:

Senior Funded Indebtedness to EBITDA Ratio	Applicable Margin
≥2.50 to 1.00	5.0%
>2.00 to 1.00 but <2.50 to 1.00	4.5%
≤2.00 to 1.00	4.0%

The Applicable Margin as of November 21, 2011 is 5.0%.

“Cash Interest Expense” shall mean, for any period, the aggregate amount of interest actually paid by Borrowers during such period in respect to Total Debt (including, without limitation, the interest portion, determined in accordance with GAAP, of all lease payments accrued during such period in respect of all leases which should have been or must be, in accordance with GAAP, recorded as capital leases).

“Clarkston” shall mean Clarkston-Potomac Group, Inc., a Delaware corporation.

“Debt Service Coverage Ratio” shall mean the ratio of (a) consolidated EBITDA plus (i) all Earn Out Payments made by any Borrower for such period to the extent treated as an expense, plus (ii) all management fees due to Taglich Brothers, Inc. and its affiliates which Borrowers have accrued but not paid, plus (iii) all other non-cash items, less (iv) all distributions made to the members, shareholders or partners of Borrowers (other than distributions to other Borrowers), less (v) federal and state income taxes paid by Borrowers for such period, less (vi) capital expenditures (other than capital expenditures financed with the proceeds of purchase money indebtedness or capital leases to the extent permitted under this Agreement), to (b) consolidated Debt Service.

“Extrinsic Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of November ___, 2011 by and among BG Staffing, Extrinsic, LLC, a Delaware limited liability company, Clarkston and Miller.

“Extrinsic Purchase Transaction” shall mean the purchase by BG Staffing of certain of the assets of and the assumption by BG Staffing of certain liabilities of Extrinsic, LLC, a Delaware limited liability company, pursuant to the terms of the Extrinsic Purchase Agreement.

“Interest Expense” shall mean, for any period, the aggregate amount of interest expense of Borrowers during such period, determined in accordance with GAAP.

“Interest Rate Change Date” shall mean the date two (2) Business Days after the delivery to Lender of the quarterly or year-end financial statements of Borrowers, which initial change date shall occur after the delivery to Lender of the financial statements of Borrowers for the fiscal year ending in December 2011.

“Miller” means Michael Lewis Miller.

“Senior Funded Indebtedness to EBITDA Ratio” shall mean the ratio of (a) consolidated Senior Funded Indebtedness, to (b) consolidated EBITDA.

(c)          by amending and restating Section 2.2(a) in its entirety to read as follows:

(a)          Term Loan Commitment. Lender has heretofore made to Borrowers a term loan in the principal amount of $5,540,000.00, of which $3,982,000.00 is outstanding as of November 21, 2011 prior to the closing of the transactions contemplated on such date. On November 21, 2011, the amount of such term loan is being increased such that the amount outstanding as of November 21, 2011 after the closing of the transactions contemplated on such date is equal to the amount of the Term Loan Commitment. As of November 21, 2011, and after the closing of the transactions contemplated on such date, the Term Loan in the amount of the Term Loan Commitment (i) shall be deemed to be an obligation of and indebtedness of Borrowers, jointly and severally, (ii) shall be deemed to be outstanding under this Agreement, and (iii) shall be subject to all of the terms and conditions stated in this Agreement. The Term Loan may be prepaid in whole or in part at any time subject to Section 2.2(d), but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise accelerated, terminated or extended as provided in this Agreement.

(d)          by amending and restating Section 2.2(c) in its entirety to read as follows:

(c)          Term Loan Principal Payments. The outstanding principal balance of the Term Loan shall be repaid as follows (i) equal monthly principal installments each in the amount of Eighty Thousand and No/100 Dollars ($80,000.00), together with an additional amount representing accrued and unpaid interest on the principal amount of the Term Loan outstanding as set forth above, beginning on January 1, 2012 and continuing on the first day of each month thereafter until and including December 1, 2012, and (ii) thereafter, equal monthly principal installments each in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), together with an additional amount representing accrued and unpaid interest on the principal amount of the Term Loan outstanding as set forth above, beginning on January 1, 2013 and continuing on the first day of each month thereafter, with a final payment of all outstanding principal and accrued interest due on the Term Loan Maturity Date. Principal amounts repaid on the Term Note may not be borrowed again.

(e)          by amending and restating Section 2.2(d) in its entirety to read as follows:

(d)          Term Loan Mandatory Prepayment. Borrowers shall make a prepayment of the outstanding principal amount of the Term Loan until paid in full upon the occurrence of any of the following events, at the following times and in the following amounts:

(i)          Concurrently with the receipt by any of the Borrowers of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

(ii)         Within ten (10) days after receipt by Borrowers of the audited financial statements each year (but in no event later than one hundred thirty (130) days after the end of each fiscal year), in an amount equal to 50% of Excess Cash Flow for such prior fiscal year; provided that if the Senior Funded Indebtedness to EBITDA Ratio as of the end of such prior fiscal year is less than 2.00 to 1.00, then such payment shall be in an amount equal to 25% of such Excess Cash Flow for the prior fiscal year.

All such prepayments shall be applied to the principal balance of the Term Loan and shall not reduce the amounts of future monthly installments.

(f)          by deleting Section 2.10 in its entirety.

(g)          by amending and restating Section 9.1 in its entirety to read as follows:

9.1           Debt. No Borrower shall, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(i)          the Obligations under this Agreement and the other Loan Documents;

(ii)         obligations of such Borrower for Taxes, assessments, municipal or other governmental charges;

(iii)        obligations of such Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(iv)         Subordinated Debt, consisting of (A) 2007 Subordinated Debt in outstanding principal amount not to exceed $9,000,000, and (B) 2009 Subordinated Debt and 2010 Subordinated Debt in an aggregate amount not to exceed $500,000, and not repay at maturity more than $250,000 in aggregate principal amount of 2009 Subordinated Debt and 2010 Subordinated Debt. All such 2007, 2009 and 2010 Subordinated Debt shall be subject to the terms of the 2007 Subordination Agreement, the 2009 Subordination Agreement and the 2010 Subordination Agreement, as applicable, or such other subordination agreement acceptable to Lender in its sole discretion; and

(v)          Rate Management Obligations incurred in favor of Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation.

(h)          by amending and restating Section 9.6 in its entirety to read as follows:

9.6           Distributions. No Borrower shall (a) make any distribution or dividend, whether in cash or otherwise, to any of its equityholders (i) unless and until the Senior Funded Indebtedness to EBITDA Ratio is less than 2.00 to 1.00 as of the end of the most recently-ended fiscal quarter for the four quarter period then ending, and (ii) so long as no Event or Default or Unmatured Event of Default exists or would result from the making of any such distribution or dividend, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) (i) pay in cash from the date hereof through the end of Borrowers’ 2012 fiscal year any management fees or similar fees to any of its equityholders or any Affiliate (but Borrowers may accrue such fees for such period), or (ii) thereafter, unless no Event of Default exists and Borrowers are in pro forma compliance with each of the financial covenants set forth in Section 10 of this Agreement both before and after giving effect to such payment, pay any management fees or similar fees (including any catch-up payments in respect of the period from the date hereof through the end of Borrowers’ 2012 fiscal year) to any of its equityholders or any Affiliate thereof without the prior written consent of Lender, (d) make any Earn Out Payments (i) unless Borrowers are in pro forma compliance with each of the financial covenants set forth in Section 10 of this Agreement both before and after giving effect to such Earn Out Payments, and (ii) so long as no Event or Default or Unmatured Event of Default exists or would result therefrom, (e) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any Subordinated Debt, or (f) set aside funds for any of the foregoing. Notwithstanding the foregoing, so long as no Event or Default or Unmatured Event of Default exists or would result therefrom, (i) Borrowers may make payments to the extent permitted under the 2007 Subordination Agreement, the 2009 Subordination Agreement and the 2010 Subordination Agreement, as applicable, and (ii) each Borrower may make quarterly distributions to each of its shareholders, members or partners in an amount not greater than the quarterly estimated income tax payments required to be made by each such shareholder, member or partner based upon the income of such shareholder, member or partner attributable to such shareholder’s, member’s or partner’s interest in such Borrower and such Borrower’s status as a pass-through entity for federal and state income tax purposes and based upon the operations of such Borrower and the resulting federal and state tax liability of such shareholder, member or partner.

(i)          by amending and restating Section 10.1 in its entirety to read as follows:

10.1         Debt Service Coverage. As of the end of each fiscal quarter of Borrowers for the four quarter period then ending, Borrowers shall not permit the Debt Service Coverage Ratio to be less than 1.20 to 1.00.

(j)          by amending and restating Section 10.2 in its entirety to read as follows:

10.2         Senior Funded Indebtedness to EBITDA. As of the end of each fiscal quarter of Borrowers for the four quarter period then ending, Borrowers shall not permit the Senior Funded Indebtedness to EBITDA Ratio to be greater than the maximum amount set forth below for the corresponding period set forth below:

Four Quarters Ended In:	Maximum Ratio
March 2012	3.25 to 1.00
June 2012	2.75 to 1.00
September 2012	2.25 to 1.00
December 2012	2.00 to 1.00
March 2013	2.00 to 1.00
June 2013	2.00 to 1.00
September 2013	2.00 to 1.00
December 2013 and the end of each quarter ended thereafter	1.50 to 1.00

3.          Amendment to the Revolving Note. That certain Third Amended and Restated Revolving Note dated as of October 1, 2011 executed jointly and severally by Borrowers and made payable to the order of Lender in the maximum principal amount of $4,500,000.00 (the “Existing Revolving Note”) is hereby replaced with that certain Fourth Amended and Restated Revolving Note dated as of even date herewith executed jointly and severally by Borrowers and made payable to the order of Lender in the maximum principal amount of $5,500,000.00 (the “Fourth Amended and Restated Revolving Note”). The Fourth Amended and Restated Revolving Note amends and restates in its entirety the Existing Revolving Note and evidences a renewal and an increase of the indebtedness evidenced by the Existing Revolving Note. Nothing contained in the Fourth Amended and Restated Revolving Note shall be deemed to be payment and satisfaction or a novation of the indebtedness evidenced by the Existing Revolving Note. References to the “Revolving Note” in the Loan Agreement and the other Loan Documents shall be deemed to mean the Fourth Amended and Restated Revolving Note.

4.          Amendment to the Term Note. That certain Second Amended and Restated Term Note dated as of October 1, 2011 executed jointly and severally by Borrowers and made payable to the order of Lender in the principal amount of $4,072,000.00 (the “Existing Term Note”) is hereby replaced with that certain Third Amended and Restated Term Note dated as of even date herewith executed jointly and severally by Borrowers and made payable to the order of Lender in the principal amount of $6,000,000.00 (the “Third Amended and Restated Term Note”). The Third Amended and Restated Term Note amends and restates in its entirety the Existing Term Note and evidences a renewal and an increase of, as well as the current outstanding principal balance as of the date hereof of, the indebtedness evidenced by the Existing Term Note. Nothing contained in the Third Amended and Restated Term Note shall be deemed to be payment and satisfaction or a novation of the indebtedness evidenced by the Existing Term Note. References to the “Term Note” in the Loan Agreement and the other Loan Documents shall be deemed to mean the Third Amended and Restated Term Note.

5.          Amendment to the Other Loan Documents. The other Loan Documents are hereby amended to the extent necessary to be consistent with the foregoing amendments to the Loan Agreement, the Revolving Note and the Term Note.

6.          Consent to Extrinsic Purchase Transaction. Subject to the terms and conditions hereof, Lender hereby consents to the Extrinsic Purchase Transaction. The consent set forth herein shall be effective only in the specific instance and for the specific purpose set forth herein and shall neither extend to any other violations under, or default of, the Loan Agreement or any of the other Loan Documents, nor shall this consent prejudice any rights or remedies of Lender under the Loan Agreement or any of the other Loan Documents with respect to matters not specifically addressed hereby.

7.           Reaffirmation and Confirmation of Security Interests. Each Borrower hereby confirms to Lender that such Borrower has granted to Lender a security interest in or Lien upon substantially all of the property of such Borrower, including, without limitation, the Collateral, to secure the Obligations. Each Borrower hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

In addition to the foregoing:

(a)          LTN Staffing hereby confirms to Lender that LTN Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Membership Interests Security Agreement dated as of May 24, 2010 by and between LTN Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Staffing Membership Interests Security Agreement”)), to secure the Liabilities (as defined in the LTN Staffing Membership Interests Security Agreement), under and pursuant to the LTN Staffing Membership Interests Security Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Staffing Membership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

(b)          LTN Staffing hereby confirms to Lender that LTN Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Partnership Interests Security Agreement dated as of May 24, 2010 by and between LTN Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Staffing Partnership Interests Security Agreement”)), to secure the Liabilities (as defined in the LTN Staffing Partnership Interests Security Agreement), under and pursuant to the LTN Staffing Partnership Interests Security Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Staffing Partnership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

(c)          BG Staffing hereby confirms to Lender that BG Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Partnership Interests Security Agreement dated as of May 24, 2010 by and between BG Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “BG Staffing Partnership Interests Security Agreement”)), to secure the Liabilities (as defined in the BG Staffing Partnership Interests Security Agreement), under and pursuant to the BG Staffing Partnership Interests Security Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the BG Staffing Partnership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

(d)          LTN Staffing hereby confirms to Lender that LTN Staffing has granted to Lender a security interest in or Lien upon the Pledged Collateral (as defined in that certain Securities Pledge Agreement dated as of May 24, 2010 by and between LTN Staffing and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Staffing Securities Pledge Agreement”)), to secure the Liabilities (as defined in the LTN Staffing Securities Pledge Agreement), under and pursuant to the LTN Staffing Securities Pledge Agreement. LTN Staffing hereby expressly agrees that the Lien on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Staffing Securities Pledge Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interest and Lien to Lender for such purpose in all respects.

8.           Representations and Warranties. Each Borrower hereby represents, warrants and covenants to Lender that:

(a)          Authorization. Each Borrower is duly authorized to execute and deliver this Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement and the other Loan Documents.

(b)          No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by each Borrower of its obligations under the Loan Agreement and the other Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws, operating agreement or partnership agreement of any Borrower or of any agreement binding upon any Borrower.

(c)          Validity and Binding Effect. This Amendment, the Loan Agreement and the other Loan Documents are a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(d)          No Events of Default. As of the date hereof, no default or Event of Default under the Loan Agreement or any of the other Loan Documents has occurred or is continuing.

(e)          Warranties. As of the date hereof, the representations and warranties in the Loan Agreement and the other Loan Documents are true and correct as though made on such date, except where a different date is specifically indicated.

9.           Conditions to Effectiveness. This Amendment shall be deemed to be effective as of the date hereof (the “Amendment Effective Date”), and the effectiveness of this Amendment shall be subject to, the satisfaction of all of the following conditions:

(a)          This Amendment, duly authorized and fully executed by each Borrower and Lender, and the Consent and Ratification of Guaranty and the Consent and Ratification of Membership Interests Security Agreement, each attached hereto and made a part hereof, each duly authorized and fully executed by the parties thereto, shall have been delivered to Lender.

(b)          The Fourth Amended and Restated Revolving Note, duly authorized and fully executed by each Borrower, shall have been delivered to Lender.

(c)          The Third Amended and Restated Term Note, duly authorized and fully executed by each Borrower, shall have been delivered to Lender.

(d)          A fully-executed copy of the Extrinsic Purchase Agreement, together with all other agreements, documents or instruments executed or to be delivered in connection with the Extrinsic Purchase Transaction, shall have been delivered to Lender.

(e)          That certain Third Amendment to Subordination and Intercreditor Agreement dated as of even date herewith, duly authorized and fully executed by each of the 2007 Subordinated Creditors, shall have been delivered to Lender.

(f)          That certain Sixth Amendment to the 2007 Subordinated Loan Documents, in form and substance acceptable to Lender, duly executed by each of the parties thereto, shall have been delivered to Lender.

(g)          Borrowers shall have received not less than $4,400,000 of additional equity contributions (net of fees paid to Taglich Private Equity, LLC and its affiliates in connection therewith) and evidence thereof, in form and substance acceptable to Lender, shall have been delivered to Lender.

(h)          The existing Debt under the 2007 Subordinated Loan Documents, the 2009 Subordinated Loan Documents and the 2010 Subordinated Loan Documents shall have converted to equity as follows: (i) in an amount sufficient to reduce the outstanding principal balance of Debt under the 2007 Subordinated Loan Documents to not more than $9,000,000.00, and (ii) in an amount sufficient to reduce the aggregate outstanding principal balance of Debt under the 2009 Subordinated Loan Documents and 2010 Subordinated Loan Documents to not more than $500,000.00, and evidence thereof, in form and substance acceptable to Lender, shall have been delivered to Lender.

(i)          A Capital Contribution Agreement dated as of even date herewith by and among Taglich Private Equity, LLC, Borrowers and Lender, in form and substance acceptable to Lender, shall have been delivered to Lender.

(j)          A copy of the Master Services Agreement between BG Staffing and Clarkston-Potomac Group, Inc. entered into in connection with the Extrinsic Purchase Transaction, duly executed by each of the parties thereto, in form and substance acceptable to Lender, shall have been delivered to Lender.

(k)          An aged schedule of the Accounts of Extrinsic, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by Extrinsic’s treasurer or chief financial officer, shall have been delivered to Lender.

(l)          A Borrowing Base Certificate which includes the Accounts of Extrinsic shall have been delivered to Lender.

(m)          Certificates of Insurance with respect to property and liability insurance of Borrowers, showing Lender as certificate holder, lenders loss payee with respect to property insurance, and showing Lender as certificate holder and additional insured with respect to liability insurance, together a lender’s loss payable endorsement, shall have been delivered to Lender.

(n)          Resolutions shall have been adopted by Guarantor’s board of managers authorizing the execution, delivery and performance of the Consents and Ratifications to this Amendment, and a copy thereof, certified by a manager of Guarantor, together with a certificate of a manager of Guarantor stating that there have been no amendments, modifications or changes to Guarantor’s Certificate of Formation or Limited Liability Company Agreement since October 1, 2011, shall have been delivered to Lender.

(o)          Resolutions shall have been adopted by LTN Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Fourth Amended and Restated Revolving Note, the Third Amended and Restated Term Note and the other documents to be delivered in connection herewith, and a copy thereof, certified by a member of LTN Staffing, together with a certificate of a member of LTN Staffing stating that there have been no amendments, modifications or changes to LTN Staffing’s Certificate of Formation or Limited Liability Company Agreement since October 1, 2011, shall have been delivered to Lender.

(p)          Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Fourth Amended and Restated Revolving Note, the Third Amended and Restated Term Note, the Extrinic Purchase Agreement and the other documents to be delivered in connection herewith, and a copy thereof, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement since October 1, 2011, shall have been delivered to Lender.

(q)          Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Fourth Amended and Restated Revolving Note, the Third Amended and Restated Term Note and the other documents to be delivered in connection herewith, on behalf of and as the general partner of BG Personnel Services, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Personnel Services’ Certificate of Limited Partnership or Limited Partnership Agreement, or to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement, in each case since October 1, 2011, shall have been delivered to Lender.

(r)          Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this Amendment, the Fourth Amended and Restated Revolving Note, the Third Amended and Restated Term Note and the other documents to be delivered in connection herewith, on behalf of and as the general partner of BG Personnel, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Personnel’s Certificate of Limited Partnership or Limited Partnership Agreement, or to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement, in each case since October 1, 2011, shall have been delivered to Lender.

(s)          Resolutions shall have been adopted by B G Staff Services’ Board of Directors authorizing the execution, delivery and performance of this Amendment, the Fourth Amended and Restated Revolving Note, the Third Amended and Restated Term Note and the other documents to be delivered in connection herewith, and a copy thereof, certified by the corporate secretary of B G Staff Services, together with a certificate of the corporate secretary of B G Staff Services stating that there have been no amendments, modifications or changes to B G Staff Services’ Articles of Incorporation or By-Laws since October 1, 2011, shall have been delivered to Lender.

(t)          (i) An amendment fee in the amount of $30,000, (ii) a note processing fee with respect to the Revolving Loans in the amount of $900.00, and (ii) a note processing fee with respect to the Term Loan in the amount of $900.00, shall in each case have been paid by Borrowers to Lender.

(u)          Each of the other conditions of borrowing set forth in Section 3 of the Loan Agreement (including, without limitation, Sections 3.2, 3.3, 3.4 and 3.5) shall have been met to the satisfaction of Lender.

(v)          Such other documents, instruments or agreements as Lender may reasonably request in order to effectuate fully the transactions contemplated herein shall have been duly executed and delivered to Lender; provided, however that Borrowers shall have up to thirty (30) days following the date hereof to qualify BG Staffing to do business in the State of North Carolina and provide to the Lender and certificate or other satisfactory evidence of such qualification.

10.         Costs and Expenses. Borrowers shall jointly and severally pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees.

11.         Miscellaneous.

(a)          Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(b)          Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

(d)          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)          References. From and after the Amendment Effective Date, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f)          Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement and secured by the Collateral. The Loan Agreement and each of the other Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

(g)          Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies such Borrower, which information includes the name and address of such Borrower and such other information that will allow Lender to identify such Borrower in accordance with the Act. In addition, each Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls such Borrower or any subsidiary of such Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

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IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Loan and Security Agreement and Other Loan Documents as of the date first set forth above.

BORROWERS:

LTN STAFFING, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited liability company

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG PERSONNEL SERVICES, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG PERSONNEL, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

B G STAFF SERVICES INC., a Texas corporation

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

LENDER:

FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation

By:	/s/ Ingrid H. Deroubaix
Name:	Ingrid H. Deroubaix
Title:	Vice President

Consent and ratification OF GUARANTY

The undersigned (“Guarantor”) is a guarantor of Borrowers to Lender under the terms of that certain Continuing Unconditional Guaranty dated as of May 24, 2010 made by Guarantor in favor of Lender (as amended, restated, modified or supplemented and in effect from time to time, the “Guaranty”). Guarantor hereby expressly: (a) consents to the execution by Borrowers and Lender of the above Fourth Amendment to Loan and Security Agreement and Other Loan Documents; (b) acknowledges that “Borrowers’ Liabilities” (as defined in the Guaranty) includes all of the obligations and liabilities owing from time to time by Borrowers to Lender, including, but not limited to, the obligations and liabilities of Borrowers to Lender under the Fourth Amended and Restated Revolving Note and the Third Amended and Restated Term Note, each as modified, extended and/or replaced from time to time, and any other Notes (as defined in the Loan Agreement); (c) acknowledges that Guarantor does not have any set-off, defense or counterclaim to the payment or performance of any of the obligations of Borrowers under the Fourth Amended and Restated Revolving Note, the Third Amended and Restated Term Note or any of the other Loan Documents or Guarantor under the Guaranty; (d) reaffirms, assumes and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in the Guaranty; (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of the above Fourth Amendment to Loan and Security Agreement and Other Loan Documents to, and its acceptance by, Lender shall not in any manner whatsoever (i) impair or affect the liability of Guarantor to Lender under the Guaranty, (ii) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of Lender at law, in equity or by statute, against Guarantor pursuant to the Guaranty, and/or (iii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to Lender by Guarantor under the Guaranty; and (f) represents and warrants that each of the representations and warranties made by Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

LTN ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	Manager and Authorized Person

Consent and ratification OF

MEMBERSHIP INTERESTS SECURITY AGREEMENT

The undersigned (“Grantor”) is a grantor under the terms of that certain Membership Interests Security Agreement dated as of May 24, 2010 by and between Grantor and Lender (as amended, restated, modified or supplemented and in effect from time to time, the “LTN Acquisition Membership Interests Security Agreement”). Grantor hereby consents to the above Fourth Amendment to Loan and Security Agreement and Other Loan Documents and hereby confirms that Grantor has granted to Lender a security interest in the Pledged Collateral (as defined in the LTN Acquisition Membership Interests Security Agreement) to secure the Liabilities (as defined in the Membership Interests Security Agreement), under and pursuant to the LTN Acquisition Membership Interests Security Agreement.  The undersigned hereby expressly agrees that the Liens on the Pledged Collateral shall secure all of the Liabilities (as defined in the LTN Acquisition Membership Interests Security Agreement), including, without limitation, the Loans, and hereby reaffirms its grant of such security interests and Liens to Lender for such purpose in all respects.

LTN ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	Manager and Authorized Person